                                                                     EXHIBIT 4.2

                                   $85,000,000
                            10% SENIOR NOTES DUE 2004
                               PURCHASE AGREEMENT

                                                    October 16, 1997

First Chicago Capital Markets, Inc.
One First National Plaza, Suite 0595
Chicago, IL 60670


Ladies and Gentlemen:

                  Employee Solutions, Inc., an Arizona corporation (the "Company"), proposes, upon the terms and conditions set forth herein, to issue and sell to you, as the initial purchaser (the "Initial Purchaser"), $85,000,000 aggregate principal amount of its 10% Senior Notes due 2004 (the "Notes"). The Notes are to be issued pursuant to the provisions of an Indenture, to be dated as of October 15, 1997 (the "Indenture"), between the Company and The Huntington National Bank, as Trustee (the "Trustee"). The Notes are to be unconditionally guaranteed (the "Guarantees") by each of the guarantors signatory hereto (collectively, the "Guarantors"). Unless the context requires otherwise, all references herein to the Notes shall be deemed to include the Guarantees.

                  The Company wishes to confirm as follows its agreement with the Initial Purchaser in connection with the purchase and resale of the Notes.

                  1. Preliminary Offering Memorandum and Offering Memorandum. The Notes will be offered and sold to the Initial Purchaser without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on an exemption pursuant to Section 4(2) under the Act. The Company has prepared a preliminary offering memorandum, dated September 30, 1997 (the "Preliminary Offering Memorandum"), and an offering memorandum, dated October 16, 1997 (the "Offering Memorandum"), setting forth information regarding the Company and the Notes. Any references herein to the Preliminary Offering Memorandum shall be deemed to include all amendments and supplements thereto. Any references herein to the Offering Memorandum shall refer to the Offering Memorandum in the form first furnished to the Initial Purchaser for use in connection with the offering of the Notes. Any reference in this Agreement to the Offering Memorandum and Preliminary Offering Memorandum shall be deemed to refer to and include the documents incorporated by reference therein as of the date of the Offering Memorandum and Preliminary Offering Memorandum, as the case may be, and any reference to any amendment or supplement to the Offering Memorandum and Preliminary Offering Memorandum shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which, upon filing, are incorporated by reference therein. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Offering Memorandum and Preliminary Offering Memorandum, or any amendment or supplement thereto. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchaser.

                  The Initial Purchaser has advised the Company that it proposes to make offers and sales (the "Exempt Resales") of the Notes purchased by it hereunder only on the terms and in the manner set forth in the Offering Memorandum and Section 2 hereof, as soon as it deems advisable after this Agreement has been executed and delivered, (i) to persons in the United States whom the Initial Purchaser reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A and (ii) to a limited number of other institutional "accredited investors" (as defined in Rule 501 (a) (1), (2), (3) and (7) under Regulation D of the Act) ("Accredited Investors") in private sales exempt from registration under the Act (such persons specified in clauses (i) and (ii) being referred to herein as the "Eligible Purchasers").

                  It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes shall bear a legend substantially to the effect set forth below:

         "THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL


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
         ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR
         (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF ONE OR MORE OTHER INSTITUTIONAL ACCREDITED INVESTORS, IN EACH CASE, HAVING A MINIMUM PURCHASE PRICE OF AT LEAST $100,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (IN THE CASE OF (d) UPON DELIVERY OF A TRANSFEREE LETTER OF REPRESENTATION AND IN THE CASE OF (b), (c), (d) OR (e), UPON AN OPINION OF COUNSEL IF THE COMPANY OR TRUSTEE SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

                  It is also understood and acknowledged that holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement") in substantially the form of Exhibit A hereto, to be dated as of the Closing Date (as defined).

                  2. Agreements to Sell, Purchase and Resell. (a) The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchaser and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Initial Purchaser agrees to purchase the Notes from the Company, at a purchase price of 96.875% of the principal amount thereof.

                  (b) The Initial Purchaser has advised the Company that it proposes to offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. The Initial Purchaser hereby represents and warrants to, and agrees with, the Company that it (i) is a Qualified Institutional Buyer, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks in an investment in the Notes and is purchasing the Notes pursuant to a private sale exempt from registration under the Act, (ii) has not and will not solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Act provided, however, that such limitation shall not preclude the Initial Purchaser from placing any tombstone announcement consistent with the rules and regulations of the Securities and


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Exchange Commission with respect to the resale by it of the Notes, (iii) will solicit offers for the Notes only from, and will offer, sell or deliver the Notes as part of its initial offering, only to (A) persons in the United States whom it reasonably believes to be Qualified Institutional Buyers, or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a Qualified Institutional Buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, in each case, in transactions under Rule 144A or (B) to a limited number of Accredited Investors that make the representations to and agreements with the Company specified in Annex A to the Offering Memorandum in private sales exempt from registration under the Act and (iv) will, during its initial distribution of the Notes, unless prohibited by applicable law, furnish to each person to whom it sells any Notes a copy of the Offering Memorandum. The Initial Purchaser has advised the Company that it will offer the Notes to Eligible Purchasers at a price and upon terms set forth in the Offering Memorandum. Such price and terms may be changed by the Initial Purchaser at any time thereafter without notice.

                  The Initial Purchaser understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to
Section 7 hereof, counsel to the Company and counsel to the Initial Purchaser, will rely upon the accuracy and truth of the foregoing representations and agreements and the Initial Purchaser hereby consents to such reliance.

                  3. Delivery of the Notes and Payment Therefor. Delivery to the Initial Purchaser of and payment for the Notes shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, NY 10022, at 10:00 A.M., New York City time, on October 21, 1997 (the "Closing Date"). The place of closing for the Notes and the Closing Date may be varied by agreement between the Initial Purchaser and the Company.

                  The Notes which the Initial Purchaser may elect to purchase will be delivered to the Initial Purchaser against payment of the purchase price therefor in immediately available funds wired in accordance with the instructions of the Company. The Notes will be evidence by a single global security in definitive form (the "Global Note") and/or by additional definitive securities, and will be registered, in the case of the Global Note, in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), and in the other cases, in such names and in such denominations as the Initial Purchaser shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date. The Notes to be delivered to the Initial Purchaser shall be made available to the Initial Purchaser in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date.


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
                  4. Agreements of the Company and the Guarantors. Each of the Company and the Guarantors agrees with the Initial Purchaser as follows:

                  (a) The Company will advise the Initial Purchaser promptly and, if requested by it, will confirm such advice in writing, within the period of time referred to in the first sentence of subsection (e) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event which makes any material statement made in the Offering Memorandum (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Offering Memorandum (as then amended or supplemented) in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, or of the necessity to amend or supplement the Offering Memorandum (as then amended or supplemented) to comply with any law.

                  (b) The Company will furnish to the Initial Purchaser, without charge, as of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as it may then be amended or supplemented (including documents incorporated by reference therein) as they may reasonably request.

                  (c) The Company will not make any amendment or supplement to the Preliminary Offering Memorandum or to the Offering Memorandum (including the filing of any document which, upon filing, becomes an Incorporated Document) of which the Initial Purchaser shall not previously have been advised or to which it shall reasonably object after being so advised and no such amendment or supplement when it is made, shall contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

                  (d) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to the Initial Purchaser, without charge, in such quantities as it shall have requested or may hereafter reasonably request, copies of the Preliminary Offering Memorandum. The Company consents to the use, in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchaser and by dealers, prior to the date of the Offering Memorandum, of each Preliminary Offering Memorandum so furnished by the Company. The Company consents to the use of the Offering Memorandum (and of any amendment or supplement thereto) in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchaser in connection with the offering and sale of the Notes.

                  (e) If, at any time prior to completion of the distribution of the Notes by the Initial Purchaser to Eligible Purchasers, any event shall occur that in the judgment of the Company or in the opinion of the Initial Purchaser's counsel should be set forth in the Offering Memorandum (as then amended or supplemented) in order to make the statements


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
therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Offering Memorandum in order to comply with any law, the Company will forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchaser a reasonable number of copies thereof.

                  (f) The Company will cooperate with the Initial Purchaser and with its counsel in connection with the qualification of the Notes for offering and sale by the Initial Purchaser and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

                  (g) So long as any of the Notes are outstanding, the Company will furnish to the Initial Purchaser upon its request (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Securities and Exchange Commission and (ii) from time to time such other information concerning the Company as the Initial Purchaser may reasonably request.

                  (h) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (otherwise than by notice given by the Initial Purchaser terminating this Agreement pursuant to
Section 9 hereof) or if this Agreement shall be terminated by the Initial Purchaser because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Initial Purchaser for all out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection herewith, but without further obligation on the part of the Company for loss of profits or otherwise.

                  (i) The Company will apply the net proceeds from the sale of the Notes to be sold by it hereunder substantially in accordance with the description set forth in the Offering Memorandum under the caption "Use of Proceeds".

                  (j) Except as otherwise provided in this Agreement and the Registration Rights Agreement, without the prior consent of the Initial Purchaser, prior to the expiration of 90 days after the date of the Offering Memorandum the Company will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company.

                  (k) Except as stated in this Agreement and in the Preliminary Offering Memorandum and Offering Memorandum, neither the Company nor any of the Subsidiaries has taken, nor will it take, directly or indirectly, any action designed to or that might


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
reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes. Except as permitted by the Act, neither the Company nor any of the Subsidiaries will distribute any offering material in connection with the Exempt Resales.

                  (l) The Company will use its reasonable best efforts to cause the Notes to be eligible for trading on the PORTAL Market.

                  (m) From and after the Closing Date, so long as any of the Notes are outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will make available to holders of the Notes and prospective purchasers of Notes designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A (d) (4) under the Act to permit compliance with Rule 144A in connection with resale of the Notes.

                  (n) Each of the Company and the Guarantors agrees that it will not and will cause its affiliates not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Act of the sale to the Initial Purchaser or the Eligible Purchasers of the Notes.

                  (o) None of the Company and its affiliates will solicit any offer to buy or offer or sell the Notes by means of any form of general solicitation or general advertising.

                  (p) During the period from the Closing Date to two years after the Closing Date, the Company and the Guarantors will not, and will not permit any "affiliate" (as defined in Rule 144 under the Act) of the Company or the Guarantors to, resell any of the Notes that have been reacquired by them, except for Notes purchased by the Company, the Guarantors or any of their affiliates and resold in a transaction registered under the Act or under Rule 144 or otherwise exempt from registration under the Act.

                  (q) The Company agrees to comply with all the terms and conditions of the Registration Rights Agreement and all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Notes by DTC for "book entry" transfer.

                  (r) The Company agrees that in connection with the registration of the Notes pursuant to the Registration Rights Agreement, or at such earlier time as may be required, the Indenture shall be qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act") and any necessary supplemental indentures will be entered into in connection therewith.


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
                  (s) Prior to the Closing Date, the Company will furnish to the Initial Purchaser, as soon as they have been prepared, a copy of any unaudited interim consolidated financial statements of the Company for any period subsequent to the period covered by the most recent consolidated financial statements of the Company appearing in the Offering Memorandum.

                  (t) The Company and the Guarantors will not claim the benefit of any usury laws against the holders of the Notes.

                  5. Representations and Warranties of the Company and the Guarantors. Each of the Company and the Guarantors represents and warrants to the Initial Purchaser that:

                  (a) The Preliminary Offering Memorandum and Offering Memorandum with respect to the Notes have been prepared by the Company for use by the Initial Purchaser in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

                  (b) The Preliminary Offering Memorandum and the Offering Memorandum as of their respective dates do not, and the Offering Memorandum as of the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by or on behalf of the Initial Purchaser expressly for use therein.

                  (c) The Indenture has been duly and validly authorized by the Company and, upon its execution and delivery by the Company and assuming due authorization, execution, delivery and performance by the Trustee, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' right generally and limits imposed by equitable principles, and conforms in all material respects to the description thereof in the Offering Memorandum; no qualification of the Indenture under the 1939 Act is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales.


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
                  (d) The Notes and the Guarantees have been duly authorized by the Company and the Guarantors, respectively, and when the Guarantees are executed by the appropriate Guarantor and the Notes are executed by the Company and authenticated by the Trustee in accordance with the Indenture and the Notes are delivered to the Initial Purchaser against payment therefor in accordance with the terms hereof, the Notes and the Guarantees will have been validly issued and delivered, and will constitute valid and binding obligations of the Company and the Guarantors, respectively, entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and limits imposed by equitable principles, and the Notes will conform in all material respects to the description thereof in the Offering Memorandum.

                  (e) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (f) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

                  (g) The Company is a corporation duly organized, validly existing and in good standing under the laws of Arizona with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have, individually or in the aggregate, a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").

                  (h) All the Company's subsidiaries (as defined in the Act) are referred to herein individually as a "Subsidiary" and collectively as the "Subsidiaries." Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation or organization, as the case may be, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or be in good standing does not, individually or in the aggregate, have a Material Adverse Effect. All the outstanding shares of capital stock or other equity securities of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by the Company directly or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance.

                  (i) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries or to which the Company or any of the Subsidiaries or to which any of their respective properties, is subject, that are not disclosed in the Offering Memorandum and which, if adversely decided, are reasonably likely to cause a Material Adverse Effect or to materially affect the issuance of the Notes or the consummation of the transactions contemplated by this Agreement. There are no material agreements, contracts, indentures, leases or other instruments that are not described in the Offering Memorandum or any Incorporated Document. Neither the Company nor any Subsidiary is involved in any strike, job action or labor dispute with any group of employees, and, to the Company's knowledge, no such action or dispute is threatened.

                  (j) Neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation, or bylaws or other organizational documents, or, in any material respect, of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound.

                  (k) None of the issuance, offer, sale or delivery of the Notes, the execution, delivery or performance of this Agreement, the Indenture or the Registration Rights Agreement by the Company and the Guarantors or the consummation by the Company and the Guarantors of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body (including, without limitation, any insurance regulatory agency or body), agency or official (except such as may be required in connection with the registration under the Act of the Notes and qualification of the Indenture under the 1939 Act in accordance with the Registration Rights Agreement and compliance with the securities or Blue Sky laws of various jurisdictions), or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation, bylaws or other organizational documents, of the Company or any of the Subsidiaries or
(ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the material property or assets of any of them is subject.

                  (l) The accountants, Arthur Andersen LLP and Deloitte & Touche LLP who have certified or shall certify the financial statements included as part of the Offering Memorandum (or any amendment or supplement thereto), each are independent certified public accountants with respect to the Company and its Subsidiaries within the meaning of Regulation S-X under the Act.

                  (m) The financial statements (historical and pro forma), together with related schedules and notes included or incorporated by reference in the Offering Memorandum, present fairly in all material respects the consolidated financial position, results of operations and changes in stockholders' equity and cash flows of the Company and the Subsidiaries at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the pro forma financial statements and other pro forma information included in the Offering Memorandum present fairly the information shown therein, have been prepared in accordance with Regulation S-X and have been properly compiled on the pro forma bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein; and the other financial and statistical information and data included or incorporated by reference in the Offering Memorandum (and any amendment or supplement thereto) is accurately presented and, to the extent such information and data is derived from the financial books and records of the Company, is prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

                  (n) Each of the Company and the Guarantors has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement; the execution and delivery of, and the performance by the

Company and the Guarantors of their obligations under, this Agreement and the Registration Rights Agreement have been duly and validly authorized by the Company and the Guarantors, respectively, and this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and the Guarantors and constitute the valid and legally binding agreements of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors, respectively, in accordance with their terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement or creditors' rights generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy.

                  (o) Except as disclosed in the Offering Memorandum, subsequent to the date as of which such information is given in the Offering Memorandum (as amended or supplemented on the date hereof), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term or long-term debt, of the Company or any of the Subsidiaries or any material adverse change, or any development involving or which could reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

                  (p) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Offering Memorandum as being owned by it, free and clear of all material liens, claims, security interests or other encumbrances except such as are described in the Offering Memorandum and all the property described in the Offering Memorandum as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases, with only such exceptions as in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries taken as a whole.

                  (q) Each of the Company and the Subsidiaries have such permits, licenses, franchises, and other approvals or authorizations of governmental or regulatory authorities ("Permits") as are necessary to own their respective properties and to conduct their respective businesses in the manner described in the Offering Memorandum (including, without limitation, all permits, licenses, franchises and other approvals or authorizations from governmental authorities as are necessary for qualification as an insurer in each jurisdiction in which the regular conduct of its business requires such qualification); the Company and each of the Subsidiaries have fulfilled and performed all their respective material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Offering Memorandum; and, except as described in the Offering Memorandum, none of the Permits contains any restriction that is materially burdensome to the Company and the Subsidiaries, taken as a whole.

                  (r) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (s) Neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which violation would have a Material Adverse Effect.

                  (t) The Company and each of the Subsidiaries have filed all federal, state and local income tax returns required to be filed, which returns are true and correct in all material respects, and has paid all taxes due, and no tax deficiency has been determined adversely to the Company or any of the Subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of the Subsidiaries, might have) a Material Adverse Effect.

                  (u) Except as disclosed in the Offering Memorandum, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting (i) a payment of dividends of Camelback Insurance Ltd. ("Camelback") to the Company or (ii) the continuation of the business of Camelback as presently conducted.

                  (v) Except as disclosed in the Offering Memorandum, no change in any insurance laws, regulations or administrative practices or National Association of Insurance Commissioners ("NAIC") recommendations, guidelines or model laws or regulations is pending with a reasonable possibility of adoption that, if adopted, is reasonably expected to have, individually or in the aggregate with all such changes, a Material Adverse Effect.

                  (w) No holder of any security of the Company, other than the Notes, has any right to request or demand registration of such security because of the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement.

                  (x) The Company and each of the Subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Offering Memorandum as being owned by any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

                  (y) The Company is not and, upon sale of the Notes to be issued and sold thereby in accordance herewith and the application of the net proceeds to the Company of such sale as described in the Offering Memorandum under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (z) The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than the Preliminary Offering Memorandum and Offering Memorandum.

                  (aa) When the Notes are issued and delivered pursuant to this Agreement, such Notes will not be of the same class (within the meaning of Rule 144A (d) (3) under the Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system.

                  (ab) Neither the Company nor any affiliate (as defined in Rule 501 (b) of Regulation D ("Regulation D") under the Act) of the Company has directly, or through any agent (provided that no representation is made as to the Initial Purchaser or any person acting on its behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the offering and sale of the Notes in a manner that would require the registration of the Notes under the Act, or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Notes.

                  (ac) The Company is not required to deliver the information specified in Rule 144A (d) (4) in connection with the offering and resale of the Notes by the Initial Purchaser.

                  (ad) Assuming (i) that the representations and warranties in
Section 2 hereof are true, (ii) that the Initial Purchaser complies with the covenants set forth in Section 2 hereof, and (iii) that each person to whom the Initial Purchaser offers, sells or delivers the Notes is a Qualified Institutional Buyer or an Accredited Investor, the purchase and sale of the Notes pursuant hereto (including the Initial Purchaser's proposed offering of the Notes on the terms and in the manner set forth in the Offering Memorandum and Section 2 hereof) is exempt from the registration requirements of the Act and the Indenture is not required to be qualified under the 1939 Act.

                  (ae) Each of the Company and the Subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred for which the Company or any of the Subsidiaries would have any liability; neither the Company nor any of the Subsidiaries has incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code (the "Code"); and each "pension plan" for which the Company or any of the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. The execution and delivery of this Agreement, the Registration Rights Agreement and Indenture and the sale of the Notes to the Initial Purchaser or by the Initial Purchaser to Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the section entitled "Notice to Investors."

                  (af) The Company and its Subsidiaries are not in violation of any Environmental Law or order, notice, or demand issued pursuant to any Environmental Laws, in each case applicable to the assets of the Company or any of its Subsidiaries except for such violations which would not, individually or in the aggregate, have a Material Adverse Effect.

                  "Environmental Laws" shall mean all federal, state or local laws, statutes, rules, regulations, or ordinances relating to public health, safety, or the environment including those relating (a) to releases, discharges, emissions, or disposals into air, water, land, or groundwater, (b) to the withdrawal or use of groundwater, (c) to the use, handling, or disposal of polychlorinated biphenyls or asbestos, (d) to the disposal, treatment, storage, or management of hazardous or solid waste, or Hazardous Substances or crude oil, fractious petroleum derivatives, or by-products thereof, (e) to exposure to toxic or hazardous materials or (f) to the handling, transportation, discharge, or release of gaseous or liquid Hazardous Substances.

                  "Hazardous Substance" shall mean any hazardous or toxic material, substance, or waste pollutant or contaminant which is regulated as such under any statute, law, ordinance, rule, or regulation of any federal, state, local, or regional authority having jurisdiction over assets of the Company or any of its Subsidiaries or its use, including any material, substance, or waste which is: (a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), as amended; (b) regulated as a hazardous waste under
Section 1004 of the Federal Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 et seq.), as amended; (c) defined as a hazardous substance under
Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.), as amended; or (d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

                  (ag) Neither the Company nor any of its Subsidiaries have violated any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws, or any provisions of ERISA or the rules and regulations promulgated thereunder nor has the Company or any of its Subsidiaries engaged in any unfair labor practice, which, in each case might result singly or in the aggregate in a Material Adverse Effect.

                  6. Indemnification and Contribution. (a) Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the agents, employees, officers and directors of the Initial Purchaser, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or Offering Memorandum or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Initial Purchaser or the plan of distribution furnished in writing to the Company by or on behalf of the Initial Purchaser expressly for use in connection therewith; provided,however, that the indemnification contained in this paragraph (a) with respect to the Preliminary Offering Memorandum shall not inure to the benefit of the Initial Purchaser (or to the benefit of any person controlling the Initial Purchaser) on account of any such loss, claim, damage, liability or expense arising from the sale of the Notes by the Initial Purchaser to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Offering Memorandum was corrected in the Offering Memorandum and the Initial Purchaser sold Notes to that person without sending or giving at or prior to the written confirmation of such sale, a copy of the Offering Memorandum (as then amended or supplemented) if the Company has previously furnished sufficient copies thereof to the Initial Purchaser on a timely basis to permit such sending or giving. The foregoing indemnity agreement shall be in addition to any liability which the Company or the Guarantors may otherwise have.

                  (b) If any action, suit or proceeding shall be brought against the Initial Purchaser or any person controlling the Initial Purchaser in respect of which indemnity may be sought against the Company or the Guarantors, the Initial Purchaser or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. The Initial Purchaser or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Initial Purchaser or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or
(iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Initial Purchaser or such controlling person and the indemnifying parties and the Initial Purchaser or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Initial Purchaser or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Initial Purchaser and controlling persons not having actual or potential differing interests with the Initial Purchaser or among themselves, which firm shall be designated in writing by the Initial Purchaser, and that all such fees and expenses shall be reimbursed on a monthly basis as provided in paragraph (a) hereof. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless the Initial Purchaser and any such controlling person, to the extent provided in paragraph (a), from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                  (c) The Initial Purchaser agrees to indemnify and hold harmless the Company, the Guarantors and their directors and officers, and any person who controls the Company or the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company and the Guarantors to the Initial Purchaser set forth in paragraph (a) hereof, but only with respect to information relating to the Initial Purchaser or the plan of distribution furnished in writing by or on behalf of the Initial Purchaser expressly for use in the Preliminary Offering Memorandum or Offering Memorandum or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, the Guarantors, their directors or officers, or any such controlling person based on the Preliminary Offering Memorandum or Offering Memorandum, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Initial Purchaser pursuant to this paragraph
(c), the Initial Purchaser shall have the rights and duties given to the Company and the Guarantors by paragraph (b) above (except that if the Company and the Guarantors shall have assumed the defense thereof the Initial Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Initial Purchaser's expense), and the Company, the Guarantors, their directors and officers, and any such controlling person shall have the rights and duties given to the Initial Purchaser by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Initial Purchaser may otherwise have.

                  (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchaser on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchaser on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discount received by the Initial Purchaser, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and the Guarantors on the one hand and the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or by the Initial Purchaser on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) Each of the Company, the Guarantors and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitation set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 6, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total discount received by it with respect to the Notes exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company and the Guarantors set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Initial Purchaser or any persons controlling the Initial Purchaser, the Company, the Guarantors, their directors or officers or any person controlling the Company or the Guarantors,
(ii) acceptance of any Notes and payment therefore hereunder, and (iii) any termination of this Agreement. A successor to the Initial Purchaser, its officers or directors or any person controlling the Initial Purchaser, or to the Company or the Guarantors, their directors or officers or any person controlling the Company or the Guarantors, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6.

                  (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                  7. Conditions of the Initial Purchaser's Obligation. The obligation of the Initial Purchaser to purchase the Notes is subject to the following conditions:

                  (a) At the time of execution of this Agreement and on the Closing Date, no order or decree preventing the use of the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by the Agreement are subject to the registration requirements of the Act shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, be contemplated. No stop order suspending the sale of the Notes in any jurisdiction designated by the Initial Purchaser shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, shall be contemplated.

                  (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company or the Subsidiaries not contemplated by the Offering Memorandum, which in the opinion of the Initial Purchaser, would materially adversely affect the market for the Notes, or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any material statement made in the Offering Memorandum untrue or which, in the opinion of the Company and its counsel or the Initial Purchaser and its counsel, requires the making of any addition to or change in the Offering Memorandum in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, if amending or supplementing the Offering Memorandum to reflect such event or development would, in the opinion of the Initial Purchaser, materially adversely affect the market for the Notes.

                  (c) The Initial Purchaser shall have received on the Closing Date an opinion of Quarles & Brady, counsel for the Company dated the Closing Date and addressed to the Initial Purchaser, to the effect that:

                       (i) The Company is a corporation validly existing in good standing under the laws of Arizona with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum (and any amendment or supplement thereto);

                       (ii) Each of the Company and the Guarantors has the corporate power and authority to enter into this Agreement and the Registration Rights Agreement and, in the case of the Company, to issue, sell and deliver the Notes to be sold by it to the Initial Purchaser as provided herein, and this Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and the Guarantors and are the valid, legal and binding agreements of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their terms, except
(A) as enforcement of rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy, (B) that a court may not give effect to the choice of law or forum selection clauses of such agreements and (C) subject to the qualification that the enforceability of the Company's and the Guarantors' obligations hereunder and thereunder may be limited by bankruptcy, fraudulent conveyance and transfer, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally, by general equitable principles and by usury laws;

                       (iii) The Indenture has been duly and validly authorized, executed and delivered by the Company and the Guarantors and, assuming due authorization, execution and delivery by the Trustee, is a valid and binding agreement of the Company and the Guarantors, enforceable in accordance with its terms, subject to the qualification that (A) the enforceability of the Company's and the Guarantors' obligations thereunder may be limited by bankruptcy, fraudulent conveyance and transfer, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally, by general equitable principles and (B) that a court may not give effect to the choice of law or forum selection clauses of the Indenture; no qualification of the Indenture under the 1939 Act is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales;

                       (iv) The Notes have been duly and validly authorized by the Company and when executed by the Company in accordance with the Indenture and, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchaser against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture, subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance and transfer, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally, by general equitable principles and by usury laws;

                       (v) Neither the offer, sale or delivery of the Notes, the execution, delivery or performance by the Company or the Guarantors of this Agreement, the Registration Rights Agreement or the Indenture, compliance by the Company and the Guarantors with the provisions hereof or thereof nor consummation by the Company and the Guarantors of the transactions contemplated hereby or thereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws of the Company or any of the Subsidiaries or any agreement, indenture, lease or other instrument which the Company has filed as an exhibit to its periodic reports under the Exchange Act, or has identified to such counsel as requiring filing thereunder, results or will result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of the Company or any of the Subsidiaries, nor will any such action result in any violation in any material respect of any existing law, of any regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel, applicable to the Company, the Subsidiaries or any of their respective properties;

                       (vi) Each of the Guarantees has been duly and validly authorized by the appropriate Guarantor and when executed by each such Guarantor in accordance with the Indenture and, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchaser against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the appropriate Guarantor enforceable in accordance with its terms and entitled to the benefits of the Indenture, subject to the qualification that the enforceability of each of the Guarantors' obligations thereunder may be limited by bankruptcy, fraudulent conveyance and transfer, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally, by general equitable principles and by usury laws;

                       (vii) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Company for the valid issuance and sale of the Notes to the Initial Purchaser as contemplated by this Agreement and the Indenture (except such as may be required under securities or Blue Sky laws of various jurisdictions);

                       (viii) Each Subsidiary is a corporation validly existing and in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority, as the case may be, to own, lease, and operate its properties and to conduct its business as described in the Offering Memorandum (and any amendment or supplement thereto); and all the outstanding shares of capital stock or other equity securities of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any security interest, lien, adverse claim, equity or other encumbrance;

                       (ix) To the knowledge of such counsel after reasonable inquiry, (A) other than as described in the Offering Memorandum (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries or to which the Company or any of the Subsidiaries or any of their properties, are subject, which are not disclosed in the Offering Memorandum or the Incorporated Documents which would be required to be disclosed pursuant to Item 103 of Regulation S-K under the Act and (B) there are no material agreements, contracts, indentures, leases or other instruments, which the Company has filed as an exhibit to its periodic reports under the Exchange Act, or has identified to us as requiring filing thereunder that are not described in the Offering Memorandum (or any amendment or supplement thereto) or described or incorporated by reference in the Incorporated Documents to the extent that such description is required to be included to avoid a material omission or misstatement in such documents;

                       (x) The statements contained or incorporated by reference in the Offering Memorandum, insofar as they are descriptions of specified written contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown and each of the Incorporated Documents (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein or omitted therefrom, as to which counsel need not express any opinion) complied as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder;

                       (xi) Except as described in the Offering Memorandum, such counsel does not know of any person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Notes or the right, as a result of the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement, to require registration under the Act of any shares of Common Stock or other securities of the Company;

                       (xii) When the Notes are issued and delivered pursuant to this Agreement, such Notes will not be of the same class (within the meaning of Rule 144A(d) (3) under the Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system;

                       (xiii) No registration of the Notes under the Act or qualification of the Indenture under the 1939 Act is required for the sale of the Notes to the Initial Purchaser or for the Exempt Resales in the manner contemplated by the Purchase Agreement and the Offering Memorandum;

                       (xiv) The Company is not required to obtain stockholder consent for the issuance of offering of the Notes; and

                       (xv) Although such counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Offering Memorandum, such counsel has participated in the preparation of the Offering Memorandum, including review and discussion of the contents thereof (including a review and discussion of the contents of all Incorporated Documents), and nothing has come to the attention of such counsel that has caused them to believe that the Offering Memorandum (including the Incorporated Documents), as of its date and as of the Closing Date (except to the extent that information disclosed in an Incorporated Document may be superseded by information contained in subsequently filed Incorporated Documents), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that any amendment or supplement to the Offering Memorandum, as of its respective date, and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included or incorporated by reference in, or omitted from, the Offering Memorandum).

                  The opinion of such counsel may be limited to the laws of the United States and the States of Arizona, Florida and Wisconsin and the corporate law of Delaware and Nevada; with respect to other jurisdictions counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to the laws of any such other jurisdictions, provided that (1) each such other counsel is acceptable to the Initial Purchaser, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Initial Purchaser and is, in form and substance, reasonably satisfactory to the Initial Purchaser and its counsel, and (3) counsel shall state in their opinion that they have no reason to believe that they and the Initial Purchaser are not justified in relying thereon.

                  (d) The Initial Purchaser shall have received on the Closing Date an opinion of Paul M. Gales, Esq., general counsel of the Company, dated the Closing Date and addressed to the Initial Purchaser to the effect that:

                       (i) The Company is duly registered and qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing does not have, individually or in the aggregate, a Material Adverse Effect;

                       (ii) Each Subsidiary is duly registered and qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing does not have, individually or in the aggregate, a Material Adverse Effect;

                       (iii) Neither the Company nor any of the Subsidiaries is in violation of its respective certificate or articles of incorporation, or bylaws, or other organizational documents, or to the best knowledge of such counsel after reasonable inquiry, is in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except as disclosed in the Offering Memorandum;

                       (iv) Neither the Company nor any of the Subsidiaries is in material violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries;

                       (v) The Company and each of its Subsidiaries have full corporate power and authority to own their respective properties and to conduct their respective businesses as now being conducted as described in the Offering Memorandum and have all Permits that are required to own their respective properties and to conduct their respective businesses as now being conducted as described in the Offering Memorandum except where the failure to have any such Permits would not, individually or in the aggregate, have a Material Adverse Effect;

                       (vi) To our knowledge, except as disclosed in the Offering Memorandum, no change in any insurance laws, regulations or administrative practices or NAIC recommendations, guidelines or model laws or regulations is pending with a reasonable possibility of adoption that, if adopted, is reasonably expected to have, individually or in the aggregate with all such changes, a Material Adverse Effect; and

                       (vii) Neither the offer, sale or delivery of the Notes, the execution, delivery or performance by the Company of this Agreement, the Registration Rights Agreement or the Indenture, compliance by the Company with the provisions hereof or thereof nor consummation by the Company of the transactions contemplated hereby or thereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation, or bylaws or other organizational documents of any of the Company's Subsidiaries or any material agreement, indenture, lease or other instrument to which any of the Subsidiaries is a party or by which any of them or any of their respective material properties is bound, results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Subsidiaries pursuant to the terms of any material agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the material property or assets of any of them is subject, nor will any such action result in any violation in any material respect of any existing law, or any regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel, applicable to the Subsidiaries or any of their respective properties.

                  (e) The Initial Purchaser shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Initial Purchaser, dated the Closing Date, and addressed to the Initial Purchaser, with respect to such matters as the Initial Purchaser may reasonably request.

                  (f) The Initial Purchaser shall have received letters addressed to the Initial Purchaser, and dated the date hereof and the Closing Date from Arthur Andersen LLP, independent certified public accountants, substantially in the forms heretofore approved by the Initial Purchaser.

                  (g) (i) There shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth in the Offering Memorandum; (ii) there shall not have been, since the respective dates as of which information is given in the Offering Memorandum, except as may otherwise be stated therein, any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole;
(iii) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Offering Memorandum; and (iv) all the representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and the Initial Purchaser shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company and each of the Guarantors (or such other officers as are acceptable to the Initial Purchaser), to the effect set forth in this Section 7(g) and in Section 7(h) hereof.

                  (h) The Company and the Guarantors shall not have failed at or prior to the Closing Date to have performed or complied with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date.

                  (i) After the date hereof and at or prior to the Closing Date there shall not have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436 (g) under the Act, that (i) it is downgrading its rating assigned to any class of securities of the Company, or (ii) it is reviewing its ratings assigned to any class of securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

                  (j) The Notes shall have been approved for trading on PORTAL.

                  (k) On or prior to the Closing, the Company shall have entered into the Amended Credit Facility (as defined in the Preliminary Offering Memorandum).

                  (l) The Company shall have furnished or caused to be furnished to the Initial Purchaser such further certificates and documents as the Initial Purchaser shall have reasonably requested.

                  All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser.

                  Any certificate or document signed by any officer of the Company or the Guarantors and delivered at Closing to the Initial Purchaser, or to counsel for the Initial Purchaser, shall be deemed a representation and warranty by the Company or such Guarantor to the Initial Purchaser as to the statements made therein.

                  8. Expenses. (a) Whether or not the purchase and sale of the Notes hereunder is consummated or this Agreement is terminated pursuant to
Section 9, the Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction of the Preliminary Offering Memorandum, Offering Memorandum (including financial statements thereto), and each amendment or supplement to any of them; (ii) the delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Offering Memorandum, the Preliminary Offering Memorandum, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Notes; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Notes, including any stamp taxes in connection with the original issuance and sale of the Notes; (iv) the printing (or reproduction) and delivery of this Agreement, and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (v) the application for quotation of the Notes on the PORTAL market; (vi) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 4(f) hereof; (vii) the performance by the Company of its obligations under the Registration Rights Agreement; (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (ix) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes; and (x) any fees payable in connection with the rating of the Notes.

                  (b) If the purchase and sale of the Notes hereunder is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 9 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder other than by reason of a default by the Initial Purchaser in payment for the Notes on the Closing Date, the Company shall reimburse the Initial Purchaser promptly upon demand for all out-of-pocket expenses (including fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Notes and the other transactions contemplated hereby.

                  9. Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchaser, without liability on the part of the Initial Purchaser to the Company, by notice to the Company, if prior to the Closing Date, (i) trading in securities generally, or any securities of the Company, on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Chicago shall have been declared, or (iii) there shall have occurred any outbreak or escalation of hostilities or other U.S. or international calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Initial Purchaser, impracticable or inadvisable to commence or continue the offering of the Notes on the terms set forth on the cover page of the Offering Memorandum or to enforce contracts for the resale of the Notes by the Initial Purchaser. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

                  10. Information Furnished by the Initial Purchaser. The statements set forth in the stabilization legend on the inside front cover, the last paragraph on the cover page and the statements in the first, third and penultimate paragraphs and the first, second and final sentence of the final paragraph under the caption "Plan of Distribution" in the Preliminary Offering Memorandum and Offering Memorandum, constitute the only information furnished in writing by or on behalf of the Initial Purchaser as such information is referred to in Sections 5 (b) and 6 hereof.

                  11. Miscellaneous. Except as otherwise provided in Sections 4 and 9 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 6225 N. 24th Street, Phoenix, Arizona 85016, Attention: Paul M. Gales, Senior Vice President, General Counsel and Secretary, with a copy to Kenneth V. Hallett, Esq., Quarles & Brady, 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202 or (ii) if to the Initial Purchaser, care of First Chicago Capital Markets Inc., One First National Plaza, Suite 0595, Chicago IL, 60670,
Attention: Corporate Securities Structuring with a copy to Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Suite 2100, Chicago, Illinois 60606, Attn: William R. Kunkel.

                  This Agreement has been and is made solely for the benefit of the Initial Purchaser, the Company, its directors, its officers and the controlling persons referred to in Section 6 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Initial Purchaser of any of the Notes in his status as such purchaser.

                  12. Applicable Law: Governing Law; Consent to Jurisdiction; Waiver of Immunity and of Right to Jury Trial; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York and without regard to the conflicts of law principles thereof. Each of the Company and the Guarantors agrees that any action or proceeding based hereon, or arising out of the transactions contemplated hereunder, shall be brought and maintained in the courts of the State of New York located in the city and county of New York or in the United States District Court for the Southern District of New York. Each of the Company and the Guarantors hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in the city and county of New York and the United States District Court for the Southern District of New York for the purpose of any such action or proceeding as set forth above and irrevocably agrees to be bound by any judgment rendered thereby in connection with such action or proceeding. Each of the Company and the Guarantors hereby irrevocably appoints Lawdock, Inc., One East Camelback Road, Suite 400, Phoenix, Arizona 85012 as their authorized agent upon which process may be served in any action arising out of based upon this Agreement. Each of the Company and the Guarantors hereby expressly and irrevocably waives to the fullest extent permitted by law any immunity from jurisdiction of any such court and any objection, claim or defense in any such action or proceeding which they may have, or hereafter may have, based on a claim of improper venue, forum non conveniens or any similar basis to which the Company or the Guarantors might otherwise be entitled in any such action or proceeding.

                  This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

                  Please confirm that the foregoing correctly sets forth the agreement between the Company, the Guarantors and the Initial Purchaser.

                                          Very truly yours,


                                          EMPLOYEE SOLUTIONS, INC.


                                          By:  /s/
                                               ---------------------------------
                                               Name:
                                               Title:



                                          EMPLOYEE SOLUTIONS-EAST, INC.


                                          By:  /s/
                                               ---------------------------------
                                               Name:
                                               Title:



                                          EMPLOYEE SOLUTIONS-SOUTHEAST, INC.


                                          By:  /s/
                                               ---------------------------------
                                               Name:
                                               Title:



                                          LOGISTICS PERSONNEL CORP.


                                          By:  /s/
                                               ---------------------------------
                                               Name:
                                               Title:

                                          TALENT, ENTERTAINMENT AND MEDIA
                                            SERVICES, INC. dba ESI TEAM SERVICES


                                          By:  /s/
                                               ---------------------------------
                                               Name:
                                               Title:



                                           EMPLOYEE SOLUTIONS OF TEXAS, INC.


                                           By: /s/
                                               ---------------------------------
                                               Name:
                                               Title:



                                           EMPLOYEE SOLUTIONS-MIDWEST, INC.


                                           By: /s/
                                               ---------------------------------
                                               Name:
                                               Title:



                                           EMPLOYEE SOLUTIONS-OHIO, INC.


                                           By: /s/
                                               ---------------------------------
                                               Name:
                                               Title:


                                           ESI-MIDWEST, INC.


                                           By: /s/
                                               ---------------------------------
                                               Name:
                                               Title:

                                           ESI RISK MANAGEMENT AGENCY, INC.


                                           By: /s/
                                               ---------------------------------
                                               Name:
                                               Title:

                                           GCK ENTERTAINMENT SERVICES, INC.
                                             dba ESI TEAM SERVICES


                                            By: /s/
                                               ---------------------------------
                                                Name:
                                                Title:

                                            ESI AMERICA, INC.


                                            By: /s/
                                               ---------------------------------
                                                Name:
                                                Title:

                                            PHOENIX CAPITAL MANAGEMENT, INC.


                                            By: /s/
                                               ---------------------------------
                                                Name:
                                                Title:

                                            EMPLOYEE RESOURCES CORPORATION


                                            By: /s/
                                               ---------------------------------
                                                Name:
                                                Title:

                                            ERC OF INDIANA, INC.


                                            By: /s/
                                               ---------------------------------
                                                Name:
                                                Title:

                                            ERC OF MINN, INC.


                                            By: /s/
                                               ---------------------------------
                                                Name:
                                                Title:

                                            ERC OF OHIO, INC.


                                            By: /s/
                                               ---------------------------------
                                                Name:
                                                Title:



Confirmed as of the date
first above mentioned.

FIRST CHICAGO CAPITAL MARKETS, INC.


By: /s/
    ---------------------------------
    Name:
    Title: